UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2005

AJS BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal (State or Other Jurisdiction) of Incorporation)	000-33405 (Commission File No.)	36-4485429 (I.R.S. Employer Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois (Address of Principal Executive Offices)	60445 (Zip Code)

Registrant's telephone number, including area code:  (708) 687-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On June 21, 2005, the Board of Directors of AJS Bancorp, Inc. (the “Company”) approved the adoption of a Supplemental Executive Agreement (the “Supplemental Agreement”) between the Company and Thomas R. Butkus, Chief Executive Officer and Chairman of the Board. The Agreement provides for (i) the payment of the difference between the amount that Mr. Butkus would have received following a “Change In Control” of the Company or A.J. Smith Federal Savings Bank (the “Bank”) under Section 10(a)(1) of the Employment Agreement between the Bank and Mr. Butkus (the “Employment Agreement”) and the payment Mr. Butkus would actually receive under Section 10(a)(2) of the Employment Agreement, and (ii) the payment for indemnification against any excise taxes that may be owed by Mr. Butkus as a result of payments made under (i), above. The Supplemental Agreement is included as an exhibit to this Current Report.

In addition, on June 21, 2005, the Board of the Bank re-approved the Employment Agreement, a copy of which was previously filed with the Securities and Exchange Commission.

Item 9.01     Financial Statements and Exhibits

(a)	Exhibits.

The following Exhibit is attached as part of this report:

99	Supplemental Executive Agreement

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE: June 22, 2005	AJS BANCORP, INC. By: /s/ Lyn G. Rupich Lyn G. Rupich President

EXHIBIT INDEX

Exhibit No.	Description

99	Supplemental Executive Agreement dated June 21, 2005